Exhibit 10.1
     STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of May 11, 2026, by and between BuzzFeed, Inc., a Delaware corporation (the “Company”), and Allen Family Digital, LLC, a California limited liability company (the “Investor”). Each of the Company and the Investor are referred to herein as a “party” and collectively, as the “parties.”

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, 40,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”);

WHEREAS, prior to the execution and delivery of this Agreement, Nasdaq has approved an exception to listing rules 5635 and 5640 in connection with the issuance and sale of the Shares pursuant to this Agreement, and such exception remains in full force and effect;

WHEREAS, immediately prior to the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company and the Investor to enter into this Agreement, Jonah Peretti, LLC (“Peretti LLC”) has notified the Company in writing of its irrevocable election to convert, effective and contingent upon the Closing, all shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), held by Peretti LLC into shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each share of Class B Common Stock (a copy of which notice is attached hereto as Exhibit A) (the “Stock Conversion Notice”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company and the Investor to enter into this Agreement, the Company, the Investor and Peretti LLC have entered into a Director Appointment Agreement substantially in the form attached hereto as Exhibit B (the “Director Appointment Agreement”), pursuant to which each of the Investor and Peretti LLC has agreed, among other things, contingent on and effective as of the Closing, to vote all shares of Common Stock beneficially owned by such party in favor of the election of directors, as specified therein; and

WHEREAS, immediately prior to the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company and the Investor to enter into this Agreement, each of Peretti LLC, Adam Rothstein, Janet Rollé and Matthew Omer has executed and delivered a Lock-up Agreement substantially in the form attached hereto as Exhibit C (the “Lock-up Agreements”).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1.Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person, as such terms are used in or construed under Rule 405 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“BuzzFeed AI” means a subsidiary of the Company or a dedicated division or department of the Company with a primary focus on the development, deployment and application of artificial intelligence technologies in furtherance of the broader mission of the Company.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” has the meaning set forth in the recitals.

“Class C Common Stock” means the Company’s Class C common stock, par value $0.0001 per share.

“Class I Directors” has the meaning set forth in Section 5.10.

“Class II Directors” has the meaning set forth in Section 5.10.

“Class III Directors” has the meaning set forth in Section 5.10.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations and published interpretations thereunder.

“Common Stock” means all Class A Common Stock, Class B Common Stock and Class C Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Disclosure Schedules” means the confidential Company disclosure schedules delivered to the Investor by the Company in connection with this Agreement.

“Company Financing Arrangements” means (a) that certain Credit Agreement, dated as of May 23, 2025 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 31, 2025, by that certain Amendment No. 2 to Credit Agreement, dated as of August 25, 2025, by that certain Amendment No. 3 to Credit Agreement, dated as of March 11, 2026, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified prior to or on the date of this Agreement), by and among, among others, BuzzFeed Media Enterprises, Inc., the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Sound Point Agency LLC, (b) that certain Guaranty and Security Agreement, dated as of May 23, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified prior to or on the date of this Agreement), by and among the obligors from time to time party thereto and Sound Point Agency LLC and (c) that certain Canadian Security Agreement, dated as of July 31, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified prior to or on the date of this Agreement), by and among the grantors from time to time party thereto and Sound Point Agency LLC.

“Company Indemnified Persons” has the meaning set forth in Section 5.7(b).

“Data Protection Requirement” has the meaning set forth in Section 3.31.

“DGCL” has the meaning set forth in Section 6.3.

“Director Appointment Agreement” has the meaning set forth in the recitals.

“Disclosure Document” has the meaning set forth in Section 5.3.

“Disqualification Event” has the meaning set forth in Section 3.25.

“Environmental Laws” has the meaning set forth in Section 3.14.

“ERISA” has the meaning set forth in Section 3.12.

“ERISA Affiliate” has the meaning set forth in Section 3.12.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FCPA” has the meaning set forth in Section 3.28.

“Financial Statements” has the meaning set forth in Section 3.7(b).

“Fraud” means, with respect to any party, a party’s common law fraud under the laws of the State of Delaware in the making of any representation or warranty expressly set forth in Sections 3 or 4, as applicable.

“GAAP” has the meaning set forth in Section 3.7(b).

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign or other government, governmental or quasigovernmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Hazardous Materials” has the meaning set forth in Section 3.14.

“Indemnified Persons” has the meaning set forth in Section 5.7(b).

“Intellectual Property” has the meaning set forth in Section 3.11.

“Investor” has the meaning set forth in the preamble.

“Investor Adverse Effect” has the meaning set forth in Section 4.3.

“Investor Indemnified Persons” has the meaning set forth in Section 5.7(a).

“Issuer Covered Person” has the meaning set forth in Section 3.25.

“IT Systems” has the meaning set forth in Section 3.30.

“knowledge” means, in the case of the Company, the actual knowledge of Jonah Peretti or Matthew Omer.

“Lock-up Agreements” has the meaning set forth in the recitals.

“Money Laundering Laws” has the meaning set forth in Section 3.28.

“Nasdaq” means The Nasdaq Stock Market LLC.

“party” and “parties” have the meanings set forth in the preamble.

“Peretti LLC” has the meaning set forth in the recitals.

“Permits” has the meaning set forth in Section 3.10.

“Permitted Liens” means (a) security interests, mortgages, liens, encumbrances, equities, adverse claims and other restrictions or defects (i) for Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings, (ii) of carriers, warehousemen, mechanics, materialmen, repairmen, landlords and other similar common law or statutory liens arising or incurred in the ordinary course of business, (iii) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security, (iv) arising under purchase price conditional sales contracts or equipment leases with third parties entered into in the ordinary course of business, (v) arising under the Transaction Agreements, (vi) created by or through the Investor or its Affiliates, (vii) that would be revealed by a survey or other inspection of real property, (viii) existing as of the date of this Agreement and arising under any of the Company Financing Arrangements or (ix) reflected in the SEC Reports; (b) the effect of zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Entity; (c) covenants, defects of title, easements, rights of way, restrictions and other similar non monetary equities, adverse claims, restrictions and other defects that would be revealed by a current title report with respect to real property; and (d) non-exclusive licenses and other non-exclusive rights granted with respect to Intellectual Property.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” means any information in the Company’s possession, custody, or control that constitutes “personal data,” “personal information,” “personally identifiable information,” or similar term as defined by applicable laws.

“Policies” has the meaning set forth in Section 3.31.

“Promissory Note” is the note issued at Closing by the Investor in principal amount of $100,000,000 in the form attached hereto as Exhibit D.

“Registration Statement” has the meaning set forth in Section 5.8.

“Restated Bylaws” means the Restated Bylaws of the Company, as currently in effect.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 506(d) Related Party” has the meaning set forth in Section 4.14.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, schedules, forms and other documents filed or furnished (as applicable) by the Company since January 1, 2025 until the date that is one (1) Business Day prior to the date of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Share Price” means $3.00.

“Shares” has the meaning set forth in the recitals.

“Short Sales” means (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location or reservation of borrowable shares of Common Stock).

“Stock Conversion Notice” has the meaning set forth in the recitals.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the U.S. Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement, the Promissory Note, the Stock Conversion Notice, the Director Appointment Agreement and the Lock-up Agreements.

“Transfer Agent” means, with respect to the Common Stock, Continental Stock Transfer & Trust Company or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.Purchase and Sale of Shares.

2.1Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase the Shares. The purchase price per Share is equal to the Share Price.

2.2Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on May 26, 2026 (or such later dated as the parties may agree in writing) (“Closing Date”). At the Closing, the Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by the Investor, against payment to the Company of the purchase price therefor in full, by (a) wire transfer to the Company of $20,000,000, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investor and (b) due execution and delivery of the Promissory Note by the Investor. On the Closing Date, the Company will cause the Transfer Agent to issue the Shares (in book-entry form), free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent to the Investor.

3.Representations and Warranties of the Company. Except as set forth (a) in the Company Disclosure Schedules, which Company Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made by the Company herein to the extent (i) a disclosure is contained in the corresponding section of the Company Disclosure Schedules or (ii) it is reasonably apparent on the face of a disclosure contained in a section of the Company Disclosure Schedules that such disclosure is applicable to other representations or warranties, in which case such disclosure shall be deemed to be a disclosure with respect to any such other representations or warranties of the Company or (b) in the Company’s SEC Reports (excluding any disclosures set forth under the headings “Risk Factors,” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature; it being understood that any factual information contained within such headings, disclosure or statements shall not be excluded), the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification. Each of the Company’s subsidiaries is (i) duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (ii) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to result in material liability to the Company or its subsidiaries.

3.2Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as disclosed in the SEC Reports, there are no outstanding rights (including preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party or restrictions (other than restrictions on transfer under applicable state and federal securities laws).

3.3Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4Valid Issuance. The Shares being purchased by the Investor hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Shares does not (a) obligate the Company to issue or to offer to issue shares of Common Stock or other securities to any Person (other than the Investor) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-

dilution adjustment pursuant to, any outstanding securities of the Company. Subject to the accuracy of the representations and warranties made by the Investor in Section 4, the offer and sale of the Shares to the Investor is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.5No Conflicts. The issue and sale of the Shares and the compliance by the Company with the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Amended and Restated Certificate of Incorporation or Restated Bylaws (or other applicable organizational document) of the Company or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Entity or body having jurisdiction over the Company or any of its properties.

3.6Consents. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of or registration with, any Governmental Entity is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Shares and the performance by the Company of its other obligations under the Transaction Agreements, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices or application(s) to Nasdaq for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis or (d) the filing of any registration statement required to be filed pursuant to this Agreement. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.7SEC Filings; Financial Statements.

(a)The Company has filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one (1) year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with, or furnished to, the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is an issuer subject to Rule 144(i) under the Securities Act.

(b)The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement, at the time of filing of such restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments).

3.8Absence of Changes. Since December 31, 2025 (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); and (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports.

3.9Absence of Litigation. Except as disclosed in the SEC Reports and except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, there is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened in writing against the Company or any of its subsidiaries, nor are there any orders, writs, injunctions, judgments or decrees of any Governmental Entity outstanding and binding upon the Company or any of its subsidiaries. Since the filing of the Company’s most recent Annual Report on Form 10-K, to the knowledge of the Company, there have been no developments with respect to any litigation or legal proceeding previously disclosed therein that, individually or in the aggregate, the Company reasonably believes would materially impact such proceedings.

3.10Compliance with Law; Permits. The Company and its subsidiaries possess, and are in material compliance with the terms of, such valid and current certificates, authorizations, exemptions, clearances, approvals, registrations or permits issued by a Governmental Entity necessary or material to the conduct of their respective businesses as currently conducted and as described in the SEC Reports (“Permits”). Except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit. All such Permits are in full force and effect. Neither the Company nor any of its subsidiaries has received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any such Permit. To the Company’s knowledge, no Governmental Entity is considering such action, and to the Company’s knowledge, no event has occurred, which allows, or after notice or lapse of time would reasonably be expected to allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit.

3.11Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company and its subsidiaries’ business in all material respects as now conducted; and except as described in the SEC Reports and except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, (a) there are no rights of third parties to any such Intellectual Property, including liens, security interests or other encumbrances, other than Permitted Liens; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and to the Company’s knowledge, there are no facts, which would reasonably be expected to form a basis for any such material action, suit, proceeding or claim; (d) such Intellectual Property that is described in the SEC Reports has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned by the Company or its subsidiaries, including interferences, oppositions, reexaminations or government proceedings; (f) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (g) to the Company’s knowledge, each Company employee involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company.

3.12Employee Benefits. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), whether or not subject thereto) established or maintained by the Company, its subsidiaries or, to the Company’s knowledge, their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that would reasonably be expected to result in material liability to the Company or its subsidiaries. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would reasonably be expected to result in material liability to the Company or its subsidiaries. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (b) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be tax qualified is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

3.13Taxes. The Company and its subsidiaries have filed all required federal, state and foreign income and franchise Tax Returns or have properly requested extensions thereof and have paid all income and other material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings with adequate reserves set aside in accordance with GAAP. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3.7(b) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

3.14Environmental Laws. Except as would not reasonably be expected to result in material liability to the Company or its subsidiaries: (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all Permits required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened in writing administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

3.15Title. Except as described in the SEC Reports and except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, the Company and its subsidiaries have good and marketable title to all of the personal property and other tangible assets reflected as owned in the financial statements referred to in Section 3.7(b) above (or elsewhere in the SEC Reports), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, other than Permitted Liens. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. The Company and its subsidiaries do not own any real property.

3.16Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks that, to the Company’s knowledge, are generally adequate for their businesses as described in the SEC Reports, including policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. To the Company’s knowledge, neither the Company nor any of its subsidiaries will be unable (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

3.17Nasdaq. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BZFD”. The Company is in compliance in all material respects with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing, against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on Nasdaq or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act. Nasdaq has approved an exception to listing rules 5635 and 5640 in connection with the issuance and sale of the Shares pursuant to this Agreement, and such exception remains in full force and effect as of the date of this Agreement. As of the date of this Agreement, the Company has filed a Notification Form for the Listing of Additional Shares with Nasdaq for the listing of the Shares, and Nasdaq has raised no objection to the consummation of the transactions contemplated by the Transaction Agreements.

3.18Sarbanes-Oxley Act. The Company is, and since January 1, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.19Accounting Controls and Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (a) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and (b) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. To the Company’s knowledge, no change in its internal control over financial reporting has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Nothing in this Section 3.19 requires the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law.

3.20Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.21General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to the Company’s knowledge, is or will be (a) integrated with the offer and sale of the Shares pursuant to this Agreement for purposes of the Securities Act or (b) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4, neither the Company, any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

3.22Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.23Change of Control Payments. No payments or benefits are due or payable, and no equity awards (including stock options, restricted stock, restricted stock units, or other equity-based awards) are subject to accelerated vesting, settlement, or lapse of forfeiture restrictions, in each case, solely as a result of the consummation of the transactions contemplated hereby, under any employment agreement, severance agreement, change of control agreement, equity incentive plan, award agreement, or other compensatory plan, program, or arrangement to which the Company or any of its subsidiaries is a party or by which any of them is bound. For the avoidance of doubt, this representation does not address any payments, benefits, or acceleration that may arise as a result of a termination of employment or service in connection with or following the transactions contemplated hereby (whether alone or in combination with a change of control).

3.24Limitation; No Other Representations or Warranties.

(a)Except for the representations and warranties expressly set forth in Section 4 or in any other Transaction Agreement, the Company acknowledges and agrees that neither the Investor, nor any other Person on behalf of the Investor, has made any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other such representations or warranties are hereby expressly disclaimed by the Investor. Without limiting the generality of the foregoing, the Company hereby expressly disclaims reliance on any representation, warranty or other statement, whether written or oral, made by, on behalf of or relating to the Investor, its Affiliates or any Transaction Agreement, other than the representations and warranties expressly set forth in Section 4 or in any other Transaction Agreement. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Company to rely on the representations and warranties expressly set forth in Section 4 or in any other Transaction Agreement, nor will anything in this Agreement operate to limit any claim by the Company for indemnification in accordance with Section 5.7 or for Fraud in the making of the representations and warranties expressly set forth in Section 4 or in any other Transaction Agreement.

(b) The representations and warranties expressly set forth in this Section 3 and in any other Transaction Agreement are the only representations and warranties made by the Company or any of its Affiliates with respect to the Shares or any other matter relating to the transactions contemplated hereby or by any other Transaction Agreement. Except as specifically set forth in this Agreement or in any other Transaction Agreement, (i) the Company makes no representation or warranty, express or implied, at law or in equity, by statute or otherwise, as to any matter relating to the Shares or any other matter relating to the transactions contemplated by the Transaction Agreements, including as to (A) the operation of the business of the Company and its subsidiaries after the Closing in any manner or (B) the probable success or profitability of the Company and its subsidiaries after the Closing, and (ii) none of the Company, any of its Affiliates or any of its or their respective stockholders, directors, officers, employees, agents or representatives will have or be subject to any liability or indemnification obligation to the Investor or any other Person resulting from the distribution or delivery to the Investor or its Affiliates or representatives of, or the Investor’s use of, any information relating to the Company or any of its Affiliates, including any summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to the Investor or its Affiliates or representatives, whether orally or in writing, in management presentations, discussions, responses to questions submitted on behalf of the Investor or in any other form in expectation of the transactions contemplated by the Transaction Agreements. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Investor to rely on the representations and warranties expressly set forth in this Section 3 or in any other Transaction Agreement, nor will anything in this Agreement operate to limit any claim by the Investor for indemnification in accordance with Section 5.7 or for Fraud in the making of the representations and warranties expressly set forth in this Section 3 or in any other Transaction Agreement.

3.25No Disqualification Events. Neither the Company nor any of its (a) predecessors, (b) Affiliates, (c) directors, (d) executive officers, (e) non-executive officers participating in the placement contemplated by this Agreement, (f) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (g) promoters or (h) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”), except for a Disqualification Event as to which Rule 506(d)(2) or (d)(3), is applicable.

3.26Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Shares pursuant to this Agreement.

3.27No Additional Agreements. There are no agreements or understandings between the Company and the Investor with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.28Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company any director, officer, or employee of the Company or any of its subsidiaries or any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the

“Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, in writing, as of the date hereof.

3.29Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

3.30Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or controlled by Company or its subsidiaries (collectively, “IT Systems”) are adequate in all material respects for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have during the past three (3) years implemented and maintained industry-standard physical, technical and administrative controls, policies, procedures, and safeguards reasonably designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and material confidential information.

3.31Compliance with Data Privacy Laws. Except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, the Company and its subsidiaries have during the past three (3) years complied, and are presently in compliance with, all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations governing the privacy and security of IT Systems and Personal Data and the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (each a “Data Protection Requirement”). Except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, the Company and its subsidiaries have in place, and take commercially reasonable steps reasonably designed to materially comply with, their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). Except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, the Company and its subsidiaries have during the past three (3) years made all disclosures to users or customers required by applicable laws, regulatory rules, or requirements.

3.32Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.33Section 16 Compliance. The Board of Directors has taken all actions necessary so that the acquisition of the Shares by the Investor pursuant to this Agreement is exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, including, to the extent required, approving such acquisition for purposes of Rule 16b-3.

3.34DGCL Section 203. The Board of Directors has taken all actions necessary to ensure that the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law, as amended, do not apply to the transactions contemplated by this Agreement and the other Transaction Agreements, including the purchase of the Shares by the Investor.

4.Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date:

4.1Organization and Power. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2Authorization. The Investor has all requisite corporate or similar power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate, member, manager or partnership action on the part of the Investor or its stockholders, members, managers or partners necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated in this Agreement has been taken. The execution, delivery and performance by the Investor of the Transaction Agreements to which the Investor is a party has been duly authorized and each has been duly executed and delivered by the Investor. Assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with the terms hereof, the compliance by the Investor with the Transaction Agreements and the consummation by the Investor of the other transactions contemplated by the Transaction Agreements will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to hinder or materially delay the ability of the Investor to perform its obligations under the Transaction Agreements (such delay or hindrance, an “Investor Adverse Effect”).

4.4Consents. All consents, approvals, orders and authorizations required on the part of the Investor in connection with the authorization, execution and delivery by the Investor of the Transaction Agreements or the performance by the Investor of its obligations under the Transaction Agreements, the acquisition of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have an Investor Adverse Effect.

4.5Brokers and Finders. Neither the Investor nor any other Person authorized by the Investor to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6Investment Representations and Warranties. The Investor hereby represents and warrants that, it (a) is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (b) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act. The Investor has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that no U.S. federal or state agency or any Governmental Entity has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.7Intent. The Investor is purchasing the Shares for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Investor has no present arrangement to sell the Shares to or through any person or entity. The Investor understands that the Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be resold absent registration under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor reserves the right to dispose of all or any portion of the Shares at any time in accordance with applicable federal and state securities laws.

4.8Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor can bear the economic risk of its investment in the Shares and has sufficient experience in finance, securities, taxation, investments and other business matters to be capable of evaluating the merits and risks of investments of the kind contemplated by this Agreement, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor (a) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to transactions and investment strategies involving a security or securities and (b) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor is aware that there are risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor has had the opportunity, directly or together with its professional advisors, to analyze the risks of an investment in the Shares, including the risks described in the SEC Reports, and has determined that the Shares are a suitable investment for the Investor. The Investor has the financial ability to bear the economic risk of the investment in the Shares, including the possible total loss of such investment.

4.9Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.10Shares Not Registered; Legends. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SHARES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SHARES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SHARES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

4.11No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. Investor became aware of this offering of the Shares solely by means of direct contact from the Company as a result of a pre-existing, substantive relationship with the Company or its advisors (including attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members or employees, or the representatives of such Persons. The Shares were offered to the Investor solely by direct contact between the Investor and the Company or their respective representatives. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of the Company or its representatives acted as investment advisor, broker or dealer to the Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
4.12Certain Trading Activities. Other than consummating the transactions contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the execution and delivery of this Agreement.

4.13Access to Information. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Investor has been provided with certain Company documents, records and other information, and has been given an opportunity to ask questions of, and receive answers from, the Company’s officers, employees and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and other matters relevant to its investment in the Shares. The Investor understands that an investment in the Shares bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify the Company’s representations as set forth above.

4.14No Disqualification Events. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no Disqualification Event is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4.14, “Rule 506(d) Related Party” means a Person that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.

4.15Sufficient Funds. The Investor (a) has, and will have at the Closing, immediately drawable, sufficient funds to pay the cash portion of the purchase price required to be paid on Closing in accordance with Section 2.2 to consummate the transactions contemplated by this Agreement and the other Transaction Agreements in accordance with the terms hereof and thereof and (b) will have immediately drawable, sufficient funds to pay the principal amount of, and any interest, fees, premiums, penalties or other amounts payable in connection with the Promissory Note as and when such amounts become payable pursuant to the Promissory Note.

4.16No Additional Agreements. There are no agreements or understandings between the Company and the Investor with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

4.17Limitation. Except for the representations and warranties expressly set forth in Section 3 or in any other Transaction Agreement, the Investor acknowledges and agrees that none of the Company, its subsidiaries or any other Person on behalf of the Company has made any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other such representations or warranties are hereby expressly disclaimed by the Company, including any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Without limiting the generality of the foregoing, the Investor hereby expressly disclaims reliance on any representation, warranty or other statement, whether written or oral, made by, on behalf of or relating to the Company, its Affiliates or any Transaction Agreement, other than the representations and warranties expressly set forth in Section 3 or in any other Transaction Agreement. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Investor to rely on the representations and warranties expressly set forth in Section 3 or in any other Transaction Agreement, nor will anything in this Agreement operate to limit any claim by the Investor for indemnification in accordance with Section 5.7 or for Fraud in the making of the representations and warranties expressly set forth in Section 3 or in any other Transaction Agreement. Nothing in this Agreement shall be construed to make the Company or any of its Affiliates responsible for the Investor’s tax liability arising from this investment or the transactions contemplated by the Transaction Agreements; provided that the foregoing shall not limit the Investor’s right to rely on the representations expressly set forth in Section 3.13.

4.18No Other Representations and Warranties. The representations and warranties expressly set forth in this Section 4 and in any other Transaction Agreement are the only representations and warranties made by the Investor with respect to the acquisition of the Shares or any other matter relating to the transactions contemplated hereby or by any other Transaction Agreement. Except as specifically set forth in this Agreement or in any other Transaction Agreement, (a) the Investor makes no representation or warranty, express or implied, at law or in equity, by statute or otherwise, as to any matter relating to the acquisition of the Shares or any other matter relating to the transactions contemplated by the Transaction Agreements, and (b) none of the Investor, any of its Affiliates or any of its or their respective stockholders, directors, officers, employees, agents or representatives will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution or delivery to the Company or its Affiliates or representatives of, or the Company’s use of, any information relating to the Investor or any of its Affiliates. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations and warranties expressly set forth in this Section 4 or in any other Transaction Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its Affiliates for indemnification in accordance with Section 5.7 or for Fraud in the making of the representations and warranties expressly set forth in this Section 4 or in any other Transaction Agreement.

5.Covenants.

5.1Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the next Business Day), issue a press release or file with the SEC a Current Report on Form 8-K (including, if applicable, all exhibits required by applicable securities law to be exhibited thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements and, if the Disclosure Document is a Current Report on Form 8-K, attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Document.

5.4Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5Removal of Legends.

(a)In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Business Days following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith and all documentation reasonably requested by the Company’s Transfer Agent in order to effect such sale, assignment, transfer or other disposition. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b)Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and within two (2) Business Days in cases of the foregoing clauses (i) and (iii), and within one (1) Business Day in the case of the foregoing clause (ii), in each case, following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Investor acknowledges that the Company is subject to Rule 144(i) and that in connection with a transfer of Shares the Investor may be required to execute a certificate acknowledging that the Shares may not be freely tradable by the Investor pursuant to Rule 144 if the Company fails to comply with Rule 144(c).

5.6No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Agreements.

5.7Indemnification.

(a)Following the Closing, the Company agrees to indemnify and hold harmless the Investor and its Affiliates, directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Investor Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Investor Indemnified Person may become subject as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in Section 3 and (ii) any failure by the Company to perform or comply with any covenant or agreement applicable to it contained in this Agreement, and will reimburse any such Investor Indemnified Person for all such amounts as they are incurred by such Investor Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Investor Indemnified Person’s fraud, gross negligence, willful misconduct or malfeasance.

(b)Following the Closing, the Investor agrees to indemnify and hold harmless the Company and its Affiliates, directors, officers, trustees, members, managers, employees, investment advisors and agents, in each case, other than the Investor and its Affiliates (collectively, the “Company Indemnified Persons” and, together with the Investor Indemnified Persons, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Company Indemnified Person may become subject as a result of (i) any breach or inaccuracy of a representation or warranty of the Investor contained in Section 4 and (ii) any failure by the Investor to perform or comply with any covenant or agreement applicable to it contained in this Agreement, and will reimburse any such Company Indemnified Person for all such amounts as they are incurred by such Company Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Company Indemnified Person’s fraud, gross negligence, willful misconduct or malfeasance.

(c)Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) in the case of third-party claims permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation, in which case the indemnifying party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement. Notwithstanding the foregoing, in the event that any third-party claim with respect to which an Investor Indemnified Person seeks indemnification includes allegations of criminal misconduct, then the Company shall have the sole right to determine and conduct the investigation, defense and the settlement, adjustment or compromise of any assertion or commencement by any third party of any such third-party claim.

(d)At or prior to the Closing, the Company shall, and the Investor shall cause Byron Allen and each of the directors appointed to the Board of Directors pursuant to this Agreement to, enter into the Company’s standard form of indemnification agreement as in effect on the date of this Agreement, on terms no less favorable than those provided to any other director or officer of the Company.

5.8Registration Rights. As promptly as reasonably practicable following a request by the Investor (and in any event within sixty (60) days thereafter), the Company shall file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to the Company to effect a registration of the Shares) covering the resale of all of the Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (a) the date on which all Shares covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 and (b) the date on which all Shares covered by the Registration Statement may be sold without restriction pursuant to Rule 144, including without application of the volume and manner of sale limitations set forth in Rule 144(e), (f) and (g) (or any successor provision). The Company shall bear all expenses incurred in connection with the preparation and filing of the Registration Statement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and expenses of counsel for the Investor. The Company shall promptly notify the Investor of (i) the effectiveness of the Registration Statement, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, (iii) any request by the SEC for amendments or supplements to the Registration Statement or any prospectus included therein and (iv) any suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose. The Company shall indemnify the Investor, its Affiliates and their respective directors, officers, employees, agents and representatives against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus included therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such losses arise out of or are based upon information furnished in writing by the Investor expressly for use therein. The provisions of Section 5.7(c) shall apply mutatis mutandis with respect to the indemnification obligations of this Section 5.8. The Investor agrees to provide any information regarding the Investor required to be disclosed in the Registration Statement or reasonably requested by the Company in connection with the preparation of the Registration Statement. The Investor agrees that upon notice received from the Company, not more than two (2) times for up to ninety (90) days in any three-hundred and sixty-five (365) day period, the Investor will cease any use of the Registration Statement and the prospectus contained therein, to the extent that in the Company’s view use of the Registration Statement and the prospectus contained therein would interfere with the negotiation or consummation of or require premature disclosure of any material acquisition, disposition, financing or other transaction or would require disclosure of financial statements which are not available to the Company or to the extent the Company becomes aware that the Registration Statement and the prospectus contained therein contains any material misstatement of fact or omits to state any material fact necessary to be included therein.

5.9Officer Appointment. Effective as of the Closing and in accordance with the organizational documents of the Company and BuzzFeed AI, as applicable, the Company shall (a) appoint Byron Allen as Chief Executive Officer of the Company and (b) shall appoint, or cause to be appointed, Jonah Peretti as President of BuzzFeed AI. The Company shall take all actions within its power necessary to effectuate the foregoing appointments, including causing the resignation of any existing officers as may be necessary and adopting any required resolutions.

5.10Board Composition. Effective as of the Closing and in accordance with the organizational documents of the Company and the Director Appointment Agreement, the Board of Directors shall consist of the following directors: (i) Jonah Peretti, Byron Allen and Chris Malone (“Class I Directors”), (ii) Adam Rothstein and Janet Rollé (“Class II Directors”); and (iii) Eric Gould, Sydnie Karras and Terence Hill (“Class III

Directors”). The Company shall appoint Byron Allen as Chairman of the Board of Directors. The Company shall take all actions within its power necessary to effectuate the foregoing appointments, including causing the resignation of any existing directors as may be necessary and adopting any required resolutions.

5.11Termination of Certain Agreements. Effective as of the Closing, that certain Holder Voting Agreement, dated as of July 21, 2021, by and among the Company and the parties thereto shall be terminated and shall be of no further force or effect, and no party thereto shall have any further rights or obligations thereunder. The Company shall use commercially reasonable efforts to obtain, prior to the Closing, any consents or agreements of the parties to such agreement as may be necessary to effect such termination.

5.12Operation of Business. Between the date of this Agreement and the Closing Date, the Company agrees to preserve substantially intact the Company’s business operations and assets in all material respects and to conduct the Company’s operations in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as required to comply with its obligations under the Transaction Agreements and except as set forth in Section 5.12 of the Company Disclosure Schedules, the Company shall not, without the prior written consent of the Investor, (a) make any material capital expenditures, (b) make or pay any dividends or distributions of any kind, (c) enter into any material contracts, commitments or arrangements (except in the ordinary course of business consistent with past practices), (d) change any compensation plans or pay any bonuses or (e) launch any materially new products.

5.13Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Agreements and hereby agree to waive and not to assert in any proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.Miscellaneous Provisions.

6.1Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 6.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case each party shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and each party will consider in good faith any comments of the other party. Notwithstanding anything to the contrary in this Section 6.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

6.2Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (i) when delivered, if personally delivered to the party for whom it is intended, (ii) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day or (iii) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)	If to the Company, addressed as follows:

BuzzFeed, Inc.
50 West 23rd Street
New York, NY 10010
Attention:     Chief Legal Officer
Email:    [***]
[***]
[***]

with a copy (which shall not constitute notice):

Freshfields US LLP
3 World Trade Center
175 Greenwich Street, 51st Floor
New York, NY 10007
Attention:     Paul K. Humphreys
        Michael Levitt
Max Sanders
Email:     [***]
[***]
[***]

(b)	If to the Investor, addressed as follows:

Allen Family Digital, LLC
9903 Santa Monica Blvd. Suite 418
Beverly Hills, CA 90212
Attention:     Byron Allen
        General Counsel
Email:    [***]
        [***]

with a copy (which shall not constitute notice):

Latham & Watkins LLP
10250 Constellation Blvd. Suite 1100
Los Angeles, CA 90067
Attention:     Steven Stokdyk
Email:     [***]

Any Person may change the address to which notices and communications to it are to be addressed by written notification as provided for herein.

6.3Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time (the “DGCL”), by electronic mail at the e-mail address set forth in Section 6.2, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.4Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

6.5Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b)Each of the Company and the Investor hereby irrevocably and unconditionally:

(i)submits for itself and its property in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby, to the exclusive general jurisdiction of the Court of Chancery or any other state court or United States Federal court sitting in New Castle County in the State of Delaware (and any appellate court from any of such courts);

(ii)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 6.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

6.6Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

6.7Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each of the parties shall be responsible for, and shall pay, its own fees and expenses incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated hereby.

6.8Assignment. No party may assign its rights or obligations under this Agreement or designate another Person (a) to perform all or part of its obligations under this Agreement or (b) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party.

6.9Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 5.7.

6.10Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.11Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

6.12Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to the Investor without the written consent of the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

6.13Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares for the applicable statute of limitations. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

6.14Contract Interpretation; Construction. This Agreement is the product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto. Any reference in this Agreement to a “Section” or “Exhibit” refers to the corresponding Section or Exhibit of or to this Agreement, unless the context indicates otherwise. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. Any reference to a statute, law, rule or regulation is deemed also to refer to any amendments or successor legislation as in effect at the relevant time and any rules or regulations promulgated thereunder. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires. The terms “hereof,” “herein,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified.

6.15Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

BUZZFEED, INC.

By: /s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

ALLEN FAMILY DIGITAL, LLC

By: /s/ Byron Allen
Name: Byron Allen
Title: Founder, Chairman & CEO

Address: [***]
Email notice: [***]

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

STOCK CONVERSION NOTICE

EXHIBIT B

FORM OF DIRECTOR APPOINTMENT AGREEMENT

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT
May 11, 2026
BuzzFeed, Inc.
50 West 23rd Street
New York, NY 10010

Re: Stock Purchase Agreement, dated as of May 11, 2026 (the “Purchase Agreement”), by and between BuzzFeed, Inc. (the “Company”) and Allen Family Digital, LLC (the “Investor”)
Ladies and Gentlemen:
Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. In order to induce the Investor to enter into the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until ninety (90) days after the Closing Date (such period, the “Restriction Period”), the undersigned will not (i) offer, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock of the Company (the “Common Stock”), whether any such transaction described in clauses (i), (ii) or (iii) above (each, a “Restricted Transaction”) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, with respect to, any shares of Common Stock of the Company, or securities convertible, exchangeable or exercisable into shares of Common Stock of the Company, beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall, impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement.
Notwithstanding the foregoing, the foregoing restrictions shall not apply to: (i) transactions pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Letter Agreement (a “Pre-Existing Plan”); (ii) bona fide gifts, sales or other dispositions of shares of any Common Stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s immediate family, or affiliates of the undersigned, so long as the transferee/donee agrees to be bound by the terms of this Letter Agreement to the same extent as if the transferee/donee were a party hereto; (iii) transfers of securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (iv) transfers to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase Common Stock granted pursuant to an equity incentive plan currently in effect in satisfaction of any tax withholding obligations through cashless surrender or otherwise, other than a “broker-assisted” exercise; provided that any shares of Common Stock issued upon exercise of such option or other rights would remain subject to the terms of this Letter Agreement; (v) transfers to the Company or dispositions by employees of the Company to sell a sufficient number of shares of Common Stock to cover tax obligations arising from the vesting of restricted stock units; and (vi) transactions relating to shares of Common Stock or other securities acquired in the open market after the date of this Letter Agreement.
Furthermore, the undersigned may enter into any new plan, or amend any Pre-Existing Plan, established in compliance with Rule 10b5-1 under the Exchange Act; provided that (i) such plan may only be established or amended if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment or amendment of such plan during the Restriction Period and (ii) no sales of shares of Common Stock are made pursuant to such plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Investor to complete the transactions contemplated by the Purchase Agreement and the Company and the Investor shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that (a) the undersigned is the beneficial owner of the Securities set forth on the signature page hereto, (b) the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, (c) the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement and (d) upon the execution and delivery of this Letter Agreement by the undersigned, this Letter Agreement will constitute a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.
This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Investor and the undersigned.
This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction. Each of the undersigned and the Company hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Letter Agreement or the transactions contemplated hereby, to the exclusive general jurisdiction of the Court of Chancery or any other state court or United States Federal court sitting in New Castle County in the State of Delaware (and any appellate court from any of such courts); (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth on the signature page hereto or at such other address of which the other party shall have been notified pursuant thereto; (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto; (v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law; (vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Letter Agreement, to the extent permitted by law; and (vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS LETTER AGREEMENT.
This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Investor. The undersigned agrees that the Investor is a third party beneficiary of this Letter Agreement. This Letter Agreement shall terminate in accordance with its terms if either (i) the Purchase Agreement is terminated for any reason or (ii) the transactions contemplated by the Purchase Agreement are not consummated prior to June 3, 2026. [SIGNATURE PAGE FOLLOWS]
This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Investor. The undersigned agrees that the Investor is a third party beneficiary of this Letter Agreement.
This Letter Agreement shall terminate in accordance with its terms if either (i) the Purchase Agreement is terminated for any reason or (ii) the transactions contemplated by the Purchase Agreement are not consummated prior to June 3, 2026.
[SIGNATURE PAGE FOLLOWS]

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement. By: ______________________ Name: Title: Email for Notice: ___________________________ Address for Notice: ___________________________ ___________________________ ___________________________ Number of shares of Common Stock: ___________________________ Number of shares of Common Stock subject to warrants, options, debentures or other convertible securities: ___________________________ By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement. BUZZFEED, INC. By: ______________________ Name: Matthew Omer Title: Chief Financial Officer

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

By: ______________________
Name:
Title:

Email for Notice:

___________________________

Address for Notice:

___________________________
___________________________
___________________________

Number of shares of Common Stock:

___________________________

Number of shares of Common Stock subject to warrants,
options, debentures or other convertible securities:

___________________________

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

BUZZFEED, INC.

By: ______________________
Name: Matthew Omer
Title: Chief Financial Officer

EXHIBIT D

FORM OF PROMISSORY NOTE